LTEL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2003 and 2002

CONTENTS

Report of Independent Auditors............................................F-2

Report of Independent Auditors............................................F-3

Consolidated Financial Statements

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

LecStar Telcom, Inc. and LecStar Datanet, Inc.

We have audited the accompanying combined statements of operations, accumulated deficit, and cash flows of LecStar Telecom, Inc. and LecStar Datanet, Inc. for the period from January 1, 2002 through December 5, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for the period from January 1, 2002 through December 5, 2002 in conformity with accounting principles generally accepted in the United States.

December 18, 2003

New York, New York

_/s/ Sherb & Co., LLP_

Sherb & Co., LLP

Certified Public Accountants

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

LTEL Holdings Corporation

We have audited the accompanying consolidated balance sheet of LTEL Holdings Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, accumulated deficit, and cash flows for the year ended December 31, 2003 and the period from December 6, 2002 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LTEL Holdings Corporation and subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003 and the period from December 6, 2002 through December 31, 2002 in conformity with accounting principles generally accepted in the United States.

February 25, 2004

New York, New York

_/s/ Sherb & Co., LLP

Sherb & Co., LLP

Certified Public Accountants

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                      December 31,   December 31,

  2003           2002

                                                                       ----------     ----------

ASSETS

Current assets:

   Cash and cash equivalents                                           $  145,604     $   20,905

   Accounts receivable, net of allowance for doubtful accounts

     of $271,781 and $259,281 at 2003 and 2002, respectively            1,942,865      1,078,714

   Prepaid expenses and other current assets                               66,414         44,418

                                                                       ----------     ----------

Total current assets                                                    2,154,883      1,144,037

Long-term investments                                                     250,000        250,000

Property and equipment:

   Furniture and fixtures                                                 211,989        211,989

   Network equipment                                                      850,324        787,195

   Software                                                               131,210        117,419

   Leasehold improvements                                                  67,863         65,013

                                                                       ----------     ----------

                                                                        1,261,386      1,181,616

   Accumulated depreciation                                              (597,158)       (59,746)

                                                                       ----------     ----------

Net property and equipment                                                664,228      1,121,870

Restricted cash                                                            30,000         45,000

Deposits and other assets                                               1,017,133        705,280

                                                                       ----------     ----------

Total other assets                                                      1,047,133        750,280

Goodwill                                                                3,764,105      3,764,105

                                                                       ----------     ----------

Total assets                                                           $7,880,349     $7,030,292

                                                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

   Accounts payable                                                    $4,709,470     $3,161,076

   Accrued expenses                                                     2,974,347      3,097,771

   Unearned revenue                                                       602,105        465,902

   Current portion of notes payable                                       346,721        783,156

                                                                       ----------     ----------

Total current liabilities                                               8,632,643      7,507,905

                                                                       ----------     ----------

Long-term portion of notes payable                                      8,036,102              -

                                                                       ----------     ----------

Stockholders' deficit:

   Preferred stock, series A, no par value:

     Authorized – 20 shares

     Issued and outstanding – 2.5 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Preferred stock, series B, no par value:

     Authorized – 200 shares

     Issued and outstanding – 200 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Common stock, class A, no par value:

     Authorized – 8,000 shares

     Issued and outstanding – 400 and 0 shares at December 31,

       2003 and December 31, 2002, respectively                                 -              -

   Common stock, class B, no par value:

     Authorized – 2,000 shares

     Issued and outstanding – 0 shares                                          -              -

   Additional paid-in capital                                             870,000              -

   Accumulated deficit                                                 (9,658,396)      (477,613)

                                                                       ----------     ----------

Total stockholders' deficit                                            (8,788,396)      (477,613)

                                                                       ----------     ----------

Total liabilities and stockholders' deficit                            $7,880,349     $7,030,292

                                                                       ==========     ==========

See notes to consolidated and combined financial statements.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

                                                                                 LECSTAR TELECOM

                                                                                                 AND

                                                                  LTEL HOLDINGS            LECSTAR DATANET

                                                         -------------------------------      ------------

                                                                            December 6,         January 1,

                                                          Year Ended          2002 to            2002 to

                                                          December 31,      December 31,        December 5,

                                                             2003               2002               2002

                                                         ------------       ------------       ------------

Revenues                                                 $ 15,858,764       $  1,119,895       $  9,361,676

                                                         ------------       ------------       ------------

Operating expenses:

   Cost of services                                         7,461,447            723,716          6,687,569

   Selling, general and administrative expenses             8,219,047            755,133          8,367,207

   Depreciation and amortization                              636,283             70,963          1,081,317

   Write-down of net property and equipment                         -                  -            205,960

                                                         ------------       ------------       ------------

Total operating expenses                                   16,316,777          1,549,812         16,342,053

Loss from operations                                         (458,013)          (429,917)        (6,980,377)

Other income (expense):

   Interest expense                                        (1,025,333)           (47,696)       (12,526,997)

                                                         ------------       ------------       ------------

Net loss                                                 $ (1,483,346)      $   (477,613)      $(19,507,374)

                                                         ============       =============      ============

See notes to consolidated and combined financial statements.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF ACCUMULATED DEFICIT

                                                                                         LECSTAR TELECOM

                                                                                               AND

                                                         LTEL HOLDINGS             LECSTAR DATANET

                                                    -------------------------------       ------------

                                                                        December 6,         January 1,

                                                     Year Ended           2002 to            2002 to

                                                     December 31,       December 31,       December 5,

                                                        2003                2002               2002

                                                    ------------       ------------       ------------

Beginning accumulated deficit                      $   (477,613)      $          -       $(47,588,545)

Net loss                                             (1,483,346)          (477,613)       (19,507,374)

Distributions                                        (7,500,000)                 -         (1,036,720)

Preferred stock dividends                              (197,437)                 -         (1,036,720)

                                           ------------       ------------       ------------

Ending accumulated deficit                         $ (9,658,396)      $   (477,613)      $(68,132,639)

                                                   =============      =============      =============

See notes to consolidated and combined financial statements.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                                                                                                 LECSTAR TELECOM

                                                                                                      AND

                                                                       LTEL HOLDINGS          LECSTAR DATANET

                                                                 ----------------------------      -----------

                                                                 Twelve Months     December 6,      January 1,

                                                                     Ended           2002 to          2002 to

                                                                  December 31,     December 31,    December 5,

                                                                      2003             2002            2002

                                                                  -----------      -----------      -----------

OPERATING ACTIVITIES

Net loss                                                          $(1,483,345)    $   (477,613)    $(19,507,374)

Adjustments to reconcile net loss to net cash used

in operating activities:

   Depreciation and amortization                                      636,283           70,963        1,081,317

   Write-down of net property and equipment                                 -                -          205,960

   Stock option compensation                                                -                -          561,788

   Non-cash interest expense                                                -                -       11,778,975

   Marketing rights                                                  (152,001)         (12,668)         228,000

   Changes in operating assets and liabilities:

     Accounts receivable                                             (864,151)          95,105         (625,401)

     Deposits and other assets                                       (432,721)        (103,917)        (136,088)

     Accounts payable                                               1,548,394           95,712          798,022

     Accrued expenses                                                (165,038)         266,269          848,438

     Unearned revenue                                                 136,203          (72,119)         382,420

                                                                 ------------     ------------      -----------

Net cash used in operating activities                                (776,376)        (138,268)      (4,383,943)

INVESTING ACTIVITIES

Purchases of property and equipment                                   (79,769)               -          (18,276)

(Increase) decrease in restricted cash                                 15,000           70,000          (70,000)

                                                                  ------------    ------------      -----------

Net cash (used in) provided by investing activities                   (64,769)          70,000          (88,276)

FINANCING ACTIVITIES

Net proceeds from the issuance of stock                               230,000                -                -

Proceeds from borrowing                                               750,000                -                -

Payment of long-term debt                                             (14,156)            (674)               -

Payment of capital lease obligations                                        -                -          (36,705)

Elimination of net amounts owed to LecStar Corporation                      -                -        4,543,578

                                                                  ------------     ------------      -----------

Net cash provided by (used in) financing activities                   965,844             (674)       4,506,873

                                                                  ------------     ------------      -----------

Increase (decrease) in cash and cash equivalents                      124,699          (68,942)          34,654

Cash and cash equivalents at beginning of period                       20,905           89,847           55,193

                                                                  ------------     ------------      -----------

Cash and cash equivalents at end of period                       $    145,604     $     20,905      $    89,847

                                                                 ============      ============      ===========

NON-CASH INVESTING AND FINANCING ACTIIVITIES

Note and preferred stock issued in connection

  with acquisition                                               $  7,500,000     $          -     $          -

Conversion of notes payable to preferred stock                   $    640,000     $          -     $          -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:

   Interest                                                      $    475,273     $     47,696     $    748,022

See notes to consolidated and combined financial statements.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2003

1.

Description of Business and Significant Accounting Policies

A.

Description Of Business - LecStar Telecom, Inc. and LecStar Datanet, Inc., (collectively “LecStar”), formerly wholly owned subsidiaries of LecStar Communications Corporation, are Competitive Local Exchange Carriers (CLEC) which market on a region-wide basis a full scope of advanced telecommunication services that include local access dial tone, national and international long distance, enhanced subscriber services, high-speed data and Internet services and network management. LecStar Communications Corporation was a wholly owned subsidiary of LecStar Corporation.

On December 6, 2002, LecStar Corporation and LecStar Communications Corporation entered into an Acceptance of Collateral Agreement (“the Agreement”) with McCormack Avenue, Ltd. (“McCormack”).  Pursuant to the Agreement, LecStar Corporation and LecStar Communications Corporation, agreed to, among other things, surrender to McCormack the collateral securing certain indebtedness for borrowed money owed by LecStar Corporation and LecStar Communications Corporation to McCormack.  McCormack was the assignee and present holder of various promissory notes evidencing loans made by various secured third parties to LecStar Corporation and LecStar Communications Corporation.  The collateral consisted principally of the common stock of LecStar Telecom, Inc. and LecStar Datanet, Inc.  The total of the indebtedness assigned to McCormack totaled $769,000 plus accrued interest.

This transaction was considered an acquisition of LecStar Telecom, Inc. and LecStar Datanet, Inc. and other assets by McCormack, effective December 6, 2002, and has been accounted for as a purchase of the net assets of LecStar Telecom, Inc. and LecStar Datanet, Inc. by McCormack.  The assets acquired and the liabilities assumed are included in the financial statements of LTEL Holdings Corporation and subsidiaries at their estimated fair values.

The excess of the $769,000 purchase price over the fair value of the assets acquired and liabilities assumed of ($2,995,105) has been recorded as goodwill in the amount of $3,764,105.  The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Fair value, as defined by generally accepted accounting principles, of assets acquired and liabilities assumed:

              Cash                         $    89,847

              Accounts receivable            1,364,957

              Other assets                     809,513

              Property and equipment         1,181,616

              Goodwill                       3,764,105

              Current liabilities           (6,378,538)

              Other long-term liabilities      (62,500)

                                            ----------

              Net assets acquired          $   769,000

                                            ==========

Pro forma disclosures as required by SFAS 141, Business Combinations, are not included as there would not have been any changes to historical information.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

The statements of operations, accumulated deficit, and cash flows for the period of January 1, 2002 through December 5, 2002 reflect the combined results of operations and cash flows of LecStar Telecom, Inc. and LecStar Datanet, Inc. only.  These financial statements include allocation of all of the expenses of LecStar Corporation.

On September 5, 2003, McCormack entered into a Contribution and Assignment Agreement (“Contribution Agreement”) with LTEL Holdings Corporation (“LTEL” or the “Company”).  Pursuant to the Contribution Agreement, McCormack assigned and transferred to LTEL its rights and title to the capital stock of LecStar Telecom, Inc. and LecStar Datanet, Inc. for consideration of 200 shares of LTEL’s Series B 3% convertible Preferred stock and a secured 5% debenture in the principal amount of $7,500,000.  As a result of this transaction, the Company determined that the application of purchase accounting was not appropriate. Therefore, the combined assets and liabilities are recorded at their historical basis.  The corresponding Preferred shares and notes issued by LTEL have been recorded as a distribution. Of the original indebtedness assigned to McCormack, $640,000 was converted to additional paid-in capital in 2003.

The 5% Secured Debenture is due September 5, 2008.  Interest of 5% per annum is due on September 5, 2008.  Prior to the maturity date the Company can redeem, for cash, all or any portion of the outstanding principal.  To redeem any amount of the debentures the Company must also pay all accrued and unpaid interest existing at the date of redemption.

The Series B Preferred Stock accrue dividends at an annual rate of 3% of the liquidation preference ($100,000 per share) which are payable annually on each anniversary date in cash or shares of Class A common stock, as determined by the Company.

B.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

C.

Revenue Recognition - The Company's revenues are derived principally from monthly service fees to customers for usage of their telecommunications services.  The service fees are charged to customers at a fixed rate per month. Service fees are billed one month in advance but recognized when earned, in the period in which the service is provided.

D.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents consist primarily of an operating checking account and certificate of deposit. The carrying amount reported in the balance sheet approximates fair value.

E.

Long-term Investments – Long-term Investments are carried at the lower of cost or market.

F.

Restricted Cash - At December 31, 2003 and 2002 respectively, $30,000 and $45,000 of cash was pledged as collateral on an outstanding letter of credit related to a guarantee required in conjunction with the Company's telephone equipment operating lease.  The amounts are classified as restricted cash on the balance sheet.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

G.

Property and Equipment - Property and equipment is stated at cost. Depreciation is computed on a straight-line basis for financial reporting purposes over the following estimated useful lives. Depreciation expense includes depreciation of assets recorded under capital leases.

               Furniture                                   7 years

                  Leasehold improvements                      Term of lease

                  Network equipment and software              3-5 years

H.

Goodwill – Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost.  The Company adopted SFAS 142 on January 1, 2002, which had no material effect on its financial statements.  On a periodic basis the Company reviews for indications of impairment.  At of December 31, 2003 and 2002, the Company had not observed any indicators of impairment.

I.

Impairment of Long Lived Assets – The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows.  When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets.  The Company believes that the balance of long-lived assets in the accompanying consolidated balance sheet is appropriately valued.

J.

Stock Based Compensation – In connection with debt and equity transactions by LecStar Corporation during the year ended December 31, 2002, LecStar Corporation recognized $11,778,975 of non-cash interest expense and $714,984 of non-cash compensation expense, which represented the fair value of LecStar Corporation’s common stock issued for debt and services rendered.

K.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and capital lease obligations.  As of December 31, 2003 and December 31, 2002, the fair value of these instruments approximated their financial statement carrying amount.

L.

Accrued Expenses – Accrued expenses include accruals for unpaid Federal excise, state and local sales taxes, and other regulatory fees.

M.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured using current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.

N.

Principles of Consolidation and Combination – The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  The combined financial statements include the accounts of LecStar Telecom, Inc. and LecStar Datanet, Inc.  All significant intercompany balances and transactions are eliminated in consolidation.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

O.

Financial Condition – As of December 31, 2003, the Company had a working capital deficiency of approximately $6,478,000, and a stockholders’ deficit of approximately $8,788,000.  The Company is continuing to pursue additional equity and debt financing. There are no assurances that the Company will receive the additional equity and debt financing.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.

Significant Transactions

On February 28, 2003, LecStar Telecom, Inc. established an asset securitization facility which provided the Company with $750,000.  Assets securitized under this facility consist of executory future cash flows from LecStar Telecom, Inc. customers in the states of Georgia, Tennessee, Florida, and Louisiana.  LecStar Telecom, Inc. has pledged both its interest in the securitization facility, LecStar Telecom Ventures LLC, and customer accounts receivable to the lender.

LecStar Telecom, Inc. has recorded the $750,000 as a note payable in its consolidated financial statements.  The note bears an interest rate of 6.5% and is due on February 27, 2007 with 36 equal monthly installments beginning on March 6, 2004.

3.

Long-Term Debt

Long-term debt consists of the following:

                                              December 31,     December 31,

                                                  2003             2002

                                               ----------       ----------

Note payable secured by all of the

assets and outstanding stock of the

operating subsidiaries, bearing an

interest rate of 5% per annum, and

maturing in 2008                              $ 7,500,000       $        -

Note payable related to asset

securitization facility, bearing

an interest rate of 6.5% per annum                750,000                -

Unsecured demand notes to officers,

directors and investors bearing an

interest rate of 12% (a)                          132,823           769,000

Obligation under capital lease for

Equipment                                               -            14,156

                                                ----------       ----------

                                                 8,382,823          783,156

Less: current portion of

  long-term debt                                (346,721)        (783,156)

                                                ----------       ----------

       Total long-term debt                            $8,036,102       $        -

                                                ==========       ==========

(a) As part of the Contribution Agreement, $640,000 of notes payable has been converted to additional paid-in capital.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

Scheduled maturities of long-term debt as of December 31, 2003 are as follows:

2004          $  346,721

2005          $  248.305

2006          $  264,935

2007          $   22,862

2008          $7,500,000

4.

Stockholders’ Deficit

Authorized Shares

The total number of shares of stock, which the corporation is authorized to issue is 11,000. This consist of 8,000 shares of Class A common stock, no par value per share, 2,000 shares of Class B common stock, no par value per share and 1,000 shares of preferred stock, no par value per share.

Class A common is entitled to one vote per share while Class B common is entitled to ten votes per share.

Series A Preferred Stock:   The Company has designated 20 shares out of a total of 1,000 authorized shares of its no par value preferred stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”).  Dividends of the Series A Preferred Stock are cumulative and payable annually on each anniversary of the date of issuance at a rate of 3% per annum on the sum of the liquidation preference ($100,000 per share).  Dividends may be paid in cash or shares of Class A common stock, at the option of the Company. The Series A Preferred Stock is convertible at the option of the holder into 16 shares of the Company’s Class A common stock for each share of designated preferred stock. The Series A Preferred Stock may also be redeemed by the Company upon 10 days written notice at 110% of the preferred stock stated value ($100,000).  The Company has the option to pay the redemption in either cash or common stock.  During 2003, the Company issued 2.5 shares of Series A Preferred Stock and received net proceeds of $230,000.  At December 31, 2003, 2.5 shares of Series A Preferred Stock are outstanding which have an aggregate liquidation value of $250,000 and related accrued dividends of $2437.

Series B Preferred Stock:   The Company has designated 200 shares out of a total of 1,000 authorized shares of its no par value preferred stock as Series B Convertible Preferred Stock (“Series B Preferred Stock”).  Dividends of the Series B Preferred Stock are cumulative and payable annually on each anniversary of the date of issuance at a rate of 3% per annum on the sum of the liquidation preference ($100,000 per share).  Dividends may be paid in cash or shares of Class A common stock, at the option of the Company. The Series B Preferred Stock is convertible at the option of the holder into 6 shares of the Company’s Class A common stock for each share of designated preferred stock and 4 shares of the Company’s Class B common stock for each share of designated preferred stock. At December 31, 2003, 200 shares of Series B Preferred Stock are outstanding which have an aggregate liquidation value of $20,000,000, and related accrued dividends of $195,000.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

5.

Income Taxes

At December 31, 2003, the Company had net operating loss carry-forwards for federal income tax purposes of approximately $8,574,000, which begin to expire in 2022. The Company's net operating loss carry-forwards are subject to certain limitations on annual utilization due to changes in ownership of the Company, as defined in Section 382 of the Internal Revenue Code. These limitations could significantly reduce the amount of the net operating loss carry-forwards available to the Company in the future.

A reconciliation of the provision for income taxes (benefit) to the Federal statutory rate of 34% is as follows:

                                          December 31,    December 31,    December 5,

                                       2003            2002            2002

                                   -----------     -----------     -----------

Tax (benefit) at statutory rate      $  (504,000)    $  (162,000)    $ (6,633,000)

State taxes (net of Federal benefit)      (6,000)        (19,000)        (780,000)

Permanent differences                          0               0        4,900,000

Valuation allowance                      510,000         181,000        2,513,000

                                    -----------     -----------      ----------

                                   $         -    $          -     $          -

                                    ===========     ===========     ===========

Permanent, non deductible expenses of $4,900,000 as of December 5, 2002 represents non-cash interest and non-cash compensation expense.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at December 31, 2003 are as follows:

Net operating loss                                          $ 3,198,000

Valuation allowance                                          (3,198,000)

                                                             ----------

Net deferred tax assets                                     $         -

                                                             ==========

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets as management has determined that it is not more likely than not that the deferred tax assets for which the allowance has been established will materialize.

LTEL HOLDINGS CORPORATION AND SUBSIDIARIES AND

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2003

6.

Commitments and Contingencies

A.

Lease Commitments

Total rent expense for all operating leases was $382,240 and $410,346 during the years ended December 31, 2003 and 2002, respectively. Future minimum lease payments under the non-cancelable operating leases as of December 31, 2003, with initial lease terms of at least one year at the time of inception, are as follows:

            2004                                    387,184

            2005                                    118,812

            2006                                     59,363

            2007                                     56,093

            Thereafter                               29,928

                                                 ----------

            Total                                $  651,380

                                                 ==========

B.

Legal Matters

Other than the claim described below, the Company is not currently a party to any legal proceeding other than various claims and lawsuits arising in the normal course of business.  The Company does not believe that these lawsuits would individually or in the aggregate, have a material adverse effect on our business, financial condition or results of operations.  Furthermore, the Company believes that adequate coverage of these claims has been recorded in accounts payable or accrued liabilities.

In connection with a $1,000,000 judgment rendered against an entity named LecStar/Corzon, Inc. in favor of a former officer of LecStar Communications Corporation, the former officer has filed an action seeking attachment of the assets of LecStar Telecom, Inc. and LecStar Datanet, Inc.  The Company has moved to vigorously defend this claim. The likelihood of an unfavorable outcome or estimate of any possible loss cannot be determined at this time.

7.

Subsequent Events

On November 24, 2003, LTEL signed a non-binding term sheet relating to the anticipated acquisition of all of the capital stock of LTEL by Fonix Corporation (“Fonix”).  The significant terms of this acquisition were that Fonix would acquire LTEL for $33 million in secured debt and preferred and common stock; McCormack would convert its $7,500,000 of secured debt to LTEL Series B Preferred stock; the Series A Preferred stockholder would convert its stock to Series B Preferred stock, and LTEL would obtain the necessary stockholder and regulatory approvals.

On February 25, 2004, Fonix Corporation conjugated this transaction whereby LTEL became a wholly owned subsidiary of Fonix.